UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2020

LEAF GROUP LTD.

(Exact name of Registrant as specified in its charter)

Delaware	001- 35048	20-4731239
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1655 26th Street Santa Monica, California	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 656-6253

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	LEAF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 1, 2020, Leaf Group Ltd. (the “Company”) and subsidiaries of the Company party thereto (collectively with the Company, the “Borrowers”) entered into the First Amendment to Loan and Security Agreement (the “First Amendment”) with Silicon Valley Bank (the “Lender”). The First Amendment amends that certain Loan and Security Agreement, dated November 7, 2019, between the Borrowers and the Lender (the “Credit Agreement”), to, among other things, (i) extend the maturity date, (ii) add a financial covenant and (iii) modify the borrowing formula. The First Amendment extends the maturity date of any borrowings under the Credit Agreement from November 5, 2020 to May 5, 2021. In addition, the First Amendment adds a liquidity maintenance ratio financial covenant (the “Liquidity Ratio”). The Liquidity Ratio is a ratio of (a) (i) unrestricted cash and cash equivalents held by the Borrowers in accounts at the Lender, plus (ii) an amount equal to the product of (A) the Borrower’s net trade accounts receivable, multiplied by (B) sixty percent (60%), to (b) (i) the outstanding principal balance of any borrowings under the Credit Agreement, plus (ii) the Borrowers’ accounts payable owing to artists selling works on the Borrowers’ platforms (Society6 and Saatchi Art). The Company is required to maintain a Liquidity Ratio of at least 1.50 to 1.00. The First Amendment also provides for incremental borrowing flexibility for six months, with aggregate borrowing under the Credit Agreement still capped at $10.0 million.

A copy of the First Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the First Amendment.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item 2.03 with respect to the Credit Agreement is included in Item 1.01 hereof and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

10.1	First Amendment to Loan and Security Agreement, dated as of June 1, 2020, by and among Leaf Group Ltd., Society6, LLC, Well+Good LLC, LS Media Holdings LLC, Deny Designs, LLC, Saatchi Online, Inc., Other Art Fairs, LLC, Leaf Group Services, LLC, Leaf OIYS, LLC and Silicon Valley Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2020	LEAF GROUP LTD.

	By:	/s/ Brian Gephart
Brian Gephart
Interim Chief Financial Officer